UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 26, 2010
Date of Report (Date of earliest event reported)

AMERCO
(Exact name of registrant as specified in its charter)

Nevada	1-11255	88-0106815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1325 Airmotive Way, Ste. 100 Reno, Nevada 89502-3239
(Address of Principal Executive Offices)

(775) 688-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

On August 26, 2010, AMERCO held its 2010 Annual Meeting of Stockholders. At such meeting, Charles J. Bayer and Michael L. Gallagher were elected as Class IV directors to serve until the 2014 Annual Meeting of Stockholders. John P. Brogan and Daniel R. Mullen continue as directors with terms that expire at the 2011 Annual Meeting of Stockholders. Edward J. Shoen and M. Frank Lyons continue as directors with terms that expire at the 2012 Annual Meeting of Stockholders. John M. Dodds and James P. Shoen continue as directors with terms that expire at the 2013 Annual Meeting of Stockholders.

In addition, our stockholders voted upon and approved: (i) the ratification of the appointment of BDO US, LLP as the Company’s independent auditors for fiscal 2011 and (ii) a proposal received from stockholders to ratify and affirm the decisions and actions taken by the AMERCO Board of Directors and Executive Officers, with respect to AMERCO and its subsidiaries, for the time period between April 1, 2009 and March 31, 2010.

The following table sets forth the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes with respect to each matter voted on at the 2010 Annual Meeting of Stockholders of AMERCO.

	Votes Cast For	Votes Cast Against	Votes Withheld	Abstentions	Broker Non-votes
Election of Directors:
Charles J. Bayer	18,246,096	-	91,990	-	611,101
Michael L. Gallagher	18,262,451	-	75,635	-	611,101

Ratification of Appointment of Auditors	17,731,265	1,216,620	-	1,302	-

Ratification of actions taken by the AMERCO Board of Directors and Executive Officers from April 1, 2009 through March 31, 2010	13,881,659	5,027,667	-	39,861	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2010

AMERCO

/s/ Jason A. Berg
Jason A. Berg,
Principal Financial Officer and
Chief Accounting Officer